UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 26, 2005

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

and

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

New Credit Facilities

On September 26, 2005, NW Natural Gas Company (“NW Natural”) entered into agreements, effective as of October 1, 2005, for unsecured lines of credit totaling $200 million with JPMorgan Chase Bank, N.A., U.S. Bank National Association, Bank of America, N.A., Wells Fargo Bank, N.A. and Wachovia Bank, National Association. Each of the credit facilities is in the amount of $40 million and each is available and committed through September 30, 2010. NW Natural’s bank lines of credit are used primarily as back-up support to its commercial paper borrowing program. Richard G. Reiten, a NW Natural director, is also a director of U.S. Bancorp, the parent corporation of U.S. Bank National Association.

A condition to the banks’ obligation to lend under, and NW Natural’s ability to draw on, these credit facilities, is NW Natural’s receipt of regulatory approval from the Oregon Public Utility Commission (“OPUC”). NW Natural filed with the OPUC an application for approval of the credit facilities on September 16, 2005. NW Natural expects to secure the required OPUC approval in mid-October.

Under the terms of these credit facilities, NW Natural pays upfront fees and annual commitment fees but is not required to maintain compensating bank balances. The interest rates on any outstanding borrowings, if any, under these credit facilities are based on then-current market interest rates. All principal and unpaid interest under the credit facilities is due and payable on September 30, 2010.

These credit facilities require that NW maintain credit ratings with Standard & Poor’s (“S&P”) and Moody’s Investor Services (“Moody’s”) and that NW Natural notify the banks of any change in NW Natural’s senior unsecured debt ratings by such rating agencies. A change in NW Natural’s credit rating is not an event of default, nor is the maintenance of a specific minimum level of credit rating a condition to drawing upon the credit facilities. However, interest rates on any loans outstanding under NW Natural’s bank lines are tied to credit ratings, which would increase or decrease the cost of any outstanding bank debt when ratings are changed.

The credit facilities require the Company to maintain an indebtedness to total capitalization ratio of 65 percent or less. Failure to comply with this covenant would entitle the banks to terminate their lending commitments and to accelerate the maturity of all amounts outstanding. NW Natural was in compliance with an equivalent covenant in the prior lines of credit at June 30, 2005.

Amendment of Existing Credit Facility

NW Natural currently has credit facilities with each of JPMorgan Chase Bank, N.A., U.S. Bank National Association, Bank of America, N.A. and Wells Fargo Bank, N.A., totaling $150 million. Half of the credit facility with each bank, totaling $75 million, is committed and available through September 30, 2005, and the other $75 million is committed and available through September 30, 2007.

On September 29, 2005, NW Natural entered into a letter agreement with Wells Fargo Bank, N.A. to renew and extend its $15 million credit facility, originally committed and available through September 30, 2005, to the earlier of such time as the new $40 million credit facility with Wells Fargo Bank referred to in the “New Credit Facilities” section above, is available to NW Natural or October 31, 2005.

Item 1.02	Termination of a Material Definitive Agreement

On September 27, 2005, NW Natural notified each of JPMorgan Chase Bank, N.A., U.S. Bank National Association, Bank of America, N.A. and Wells Fargo Bank, N.A. that NW Natural intends to terminate the existing credit facility with that bank upon the availability of the new $40 million credit facility with that bank. The renewal of NW Natural’s $15 million credit facility with Wells Fargo Bank, N.A., originally committed and available through September 30, 2005, will also be terminated upon the availability to NW Natural of the $40 million credit facility with Wells Fargo Bank, N.A. NW Natural expects this to occur in mid-October when OPUC approval is obtained.

There are currently no outstanding balances on these credit facilities. NW Natural will not incur any early termination penalties upon termination of the existing credit facilities.

Forward-Looking Statements

This report and other presentations made by the Company from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors, among others, that could cause the actual results of the Company to differ materially from those projected in such forward-looking statements, including:

•	prevailing state and federal governmental policies and regulatory actions, including those of the OPUC and the WUTC, with respect to allowed rates of return, industry and rate structure, purchased gas cost and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, present or prospective wholesale and retail competition, changes in tax laws and policies and changes in and compliance with environmental and safety laws, regulations and policies, and the U.S. Department of Transportation’s Office of Pipeline Safety with respect to the maintenance of pipeline integrity;

•	weather conditions and other natural phenomena;

•	unanticipated population growth or decline, and changes in market demand caused by changes in demographic or customer consumption patterns;

•	competition for retail and wholesale customers;

•	market conditions and pricing of natural gas relative to other energy sources;

•	risks relating to the creditworthiness of customers and suppliers;

•	risks relating to dependence on a single pipeline transportation provider for natural gas supply;

•	risks resulting from uninsured damage to Company property, intentional or otherwise;

•	unanticipated changes that may affect the Company’s liquidity or access to capital markets;

•	the Company’s ability to maintain effective internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	unanticipated changes in interest or foreign currency exchange rates or in rates of inflation;

•	economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas;

•	unanticipated changes in operating expenses and capital expenditures;

•	unanticipated changes in future liabilities relating to employee benefit plans, including changes in key assumptions;

•	capital market conditions, including their effect on pension and other postretirement benefit costs;

•	competition for new energy development opportunities;

•	potential inability to obtain permits, rights of way, easements, leases or other interests or other necessary authority to construct pipelines, develop storage or complete other system expansions; and

•	legal and administrative proceedings and settlements.

All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY (Registrant)

Dated: September 30, 2005	/s/ David H. Anderson
Senior Vice President and Chief Financial Officer

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